                                                                     Exhibit 2.2

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     This Stock Purchase Agreement (the "Agreement") is entered into as of the
                                         ---------
7th day of August, 1998 by and among Linkage, Inc., a Massachusetts corporation with its principal office at One Forbes Road, Lexington, Massachusetts 02173 (the "Buyer"), High, Maley & Milhorn, Inc., a Texas corporation doing business
      -----
as "High Technologies" with its principal office at 4100 Spring Valley Road, Suite 720, Dallas, Texas 75244 (the "Company"), and Richard L. High, Susanne W.
                                     -------
High, Terry L. Maley and Randall C. Milhorn  (collectively, the "Stockholders").
                                                                 ------------


                             Preliminary Statement
                             ---------------------

     1.   The Stockholders collectively own all of the outstanding shares (the

"Shares") of the capital stock of the Company as set forth on Schedule I hereto.
-------                                                       ----------

     2. The Buyer desires to purchase, and the Stockholders desire to sell, the Shares at the Closing (as defined below), for the consideration set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


     1.   Purchase and Sale of the Shares
          -------------------------------

          1.1  Purchase of the Shares from the Stockholders.  Subject to and
               --------------------------------------------
upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Stockholders
                                                  -------
shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Stockholders, all the Shares owned by the Stockholders. At the Closing, each Stockholder shall deliver to the Buyer certificates evidencing the Shares owned by such Stockholder duly endorsed in blank or with stock powers duly executed by the Stockholder.

          1.2  Further Assurances.  At any time and from time to time after the
               ------------------
Closing, at the Buyer's request and without further consideration, each of the Stockholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action or actions as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Shares, to put the Buyer in actual possession and operating control of the assets, properties and business of the Company, and to carry out the purpose and intent of this Agreement.

          1.3  Consideration for the Shares
               ----------------------------

          (a) The aggregate purchase price (the "Purchase Price") to be paid
                                                 --------------
and delivered by the Buyer to the Stockholders for the Shares shall consist of
(i) $500,000 in cash (the "Initial Cash Payment"), payable by cashiers or
                           --------------------
certified check, (ii) the further consideration determined in accordance with the provisions of Subsection 1.3(b) (the "Further Consideration"), and (iii) the
                                          ---------------------
contingent consideration, if any, payable in accordance with the provisions of Subsection 1.3(c) (the "Contingent Consideration"). The Purchase Price shall be
                        ------------------------
subject to adjustment following the Closing as set forth in Subsection 1.4. The Initial Cash Payment shall be paid and delivered by the Buyer on the date of the Closing (the "Closing Date") to the Stockholders in the respective proportions
              ------------
set forth opposite each Stockholder's name on Schedule I hereto (the
                                              ----------
"Stockholder Proportions").
------------------------

          (b) On or before the date that is 60 days after the closing of the Buyer's initial underwritten public offering (the "IPO") of shares of Common
                                                   ---
Stock, no par value per share (the "Buyer Common Stock"), of the Buyer pursuant
                                    ------------------
to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the Buyer shall issue to the Stockholders in the
              --------------
Stockholder Proportions an aggregate number of shares of Buyer Common Stock that is equal to the quotient obtained by dividing (x) $250,000 by (y) the Per Share Price to the Public listed on the front cover of the Final Prospectus for the IPO. Notwithstanding the foregoing, and unless otherwise agreed to in writing by the parties hereto, in the event that the IPO does not close on or before the second anniversary of the Closing Date, the Buyer shall pay and deliver to the Stockholders in the Stockholder Proportions an aggregate of $250,000 in cash, payable by cashiers or certified check, in lieu of any shares of Buyer Common Stock pursuant to this Subsection 1.3(b).

          (c) The Stockholders shall be entitled to receive up to three payments of Contingent Consideration (the First Contingent Payment, the Second Contingent Payment and the Third Contingent Payment) which shall be calculated as follows:

          (i) In the event that the Qualifying EBIT (as defined below) for the period from and including July 1, 1998 through and including December 31, 1998 is greater than or equal to $75,000, then the Buyer shall pay and deliver to the Stockholders in the Stockholder Proportions within 15 days of the Buyer's receipt of the final audit report with respect to such period from the Buyer's Auditors (as defined below), but in any event no later than May 15, 1999, an aggregate of $35,000 in cash, payable by cashiers or certified check (the "First
                                                                           -----
Contingent Payment").  The Stockholders shall not be entitled to any First
------------------
Contingent Payment if the Qualifying EBIT for the period from and including July 1, 1998 through and including December 31, 1998 is less than $75,000.

          (ii) In the event that the Qualifying EBIT for the period from and including January 1, 1999 through and including December 31, 1999 is greater than or equal to $200,000, then the Buyer shall pay and deliver to the Stockholders in the Stockholder Proportions within 15 days of the Buyer's receipt of the final audit report with respect to such period from the Buyer's Auditors, but in any event no later than May 15, 2000, an aggregate of $95,000 in cash, payable by cashiers or certified check (the "Second Contingent
                                                      -----------------
Payment"). The Stockholders shall not be entitled to any Second Contingent Payment if the Qualifying EBIT for the period from and including January 1, 1999 through and including December 31, 1999 is less than $200,000.

          (iii) In the event that the Qualifying EBIT for the period from and including January 1, 2000 through and including December 31, 2000 is greater than or equal to $260,000, then the Buyer shall pay and deliver to the Stockholders in the Stockholder Proportions within 15 days of the Buyer's receipt of the final audit report with respect to such period from the Buyer's Auditors, but in any event no later than May 15, 2001, an aggregate of $120,000 in cash, payable by cashiers or certified check (the "Third Contingent
                                                      ----------------
Payment"). The Stockholders shall not be entitled to any Third Contingent
-------
Payment if the Qualifying EBIT for the period from and including January 1, 2000 through and including December 31, 2000 is less than $260,000.

     For the purposes of this Subsection 1.3(c), "Qualifying EBIT" shall mean
                                                  ---------------
all earnings before interest and taxes of the Company, as determined by the Buyer's Auditors (as defined below) in accordance with generally accepted accounting principles ("GAAP") and as set forth below. For each of the fiscal
                        ----
years ending December 31, 1998, 1999 and 2000, the Buyer shall prepare a separate income statement for the Company. Each such income statement shall include all revenues earned by the Company during the period covered thereby, including but not limited to revenues directly related to courseware, manuals, license agreement fees, and education and consulting services provided by the Company, and all expenses directly related to the Company, provided that general overhead, administrative costs and amortization shall not be included. In the event that the Buyer sells all or substantially all of the business assets of the Company prior to January 1, 2001, and the purchaser of such assets does not agree in connection with such acquisition to assume all of the obligations of the Buyer pursuant to this Section 1.3, then all Qualifying EBIT calculations for the remaining term through December 31, 2000 shall be deemed satisfied in full and the Stockholders shall be entitled to receive the Contingent Consideration accordingly.

          1.4  Net Worth Adjustment.  The Purchase Price shall be subject to
               --------------------
adjustment after the Closing Date as follows:

          (a) Not later than 90 days after the Closing Date, the Buyer (i) shall prepare a balance sheet of the Company as of the Closing Date (as corrected pursuant to this Subsection 1.4, the "Closing Balance Sheet"), (ii) may, at its
                                      ---------------------
option, cause Deloitte & Touche LLP, the Buyer's independent public accountants (the "Buyer's Auditors"), to conduct an audit of the Closing Balance Sheet and
      ----------------
deliver an audit report without qualification thereon, and (iii) shall deliver the Closing Balance Sheet to the Stockholders' Representative (as defined below). The Closing Balance Sheet shall be prepared in accordance with GAAP, applied consistently with the Company's past practices and methods (to the extent applicable under GAAP), without any adjustments applicable solely as a result of the acquisition of the Shares by the Buyer on the Closing Date. The Stockholders shall work in good faith and cooperate with the Buyer and, if applicable, the Buyer's Auditors in the preparation and, if applicable, audit of the Closing Balance Sheet and the resolution of any dispute in connection therewith pursuant to paragraph (c) below.

          (b) The Stockholders' Representative and one firm of independent certified public accountants acting on behalf of the Stockholders and the Stockholders' Representative (the "Stockholders' Advisors") shall have the right
                                   ----------------------
to review the work papers of the Buyer and, if applicable, the Buyer's Auditors utilized in auditing the Closing Balance Sheet, and shall have full access to the books, records, properties and personnel of the Company (and Buyer's personnel participating in any audit) for the sole purpose of verifying the accuracy and fairness of the presentation of the Closing Balance Sheet.

          (c) The values or amounts for each item reflected on the Closing Balance Sheet shall be binding upon the Stockholders and the Stockholders' Representative, unless the Stockholders' Representative gives written notice within 30 calendar days after receipt of the Closing Balance Sheet of disagreement with any of the values or amounts shown on the Closing Balance Sheet, specifying, as to each such item in reasonable detail, the nature and extent of such disagreement (the "Dispute Notice"). If the Buyer and the
                                  --------------
Stockholders' Representative are unable to resolve any such disagreement within 30 days after the receipt by the Buyer of the Dispute Notice, the disagreement shall be submitted to arbitration in accordance with the provisions of Subsection 7.3 hereof. If as a result of the resolution of any disputes by agreement pursuant to this Subsection 1.4 or by arbitration pursuant to Subsection 7.3, any amount shown on the Closing Balance Sheet is determined to be erroneous, such erroneous amount shall be deleted from the Closing Balance Sheet and the correct amount shall be inserted in lieu thereof. The Closing Balance Sheet, if and as so corrected, shall constitute the Closing Balance Sheet for purposes of this Agreement.

          (d) The Buyer shall pay the fees and disbursements of the Buyer's Auditors. The fees and disbursements of the Stockholders' Advisors incurred in the review of the Closing Balance Sheet shall be paid by the Stockholders in the Stockholder Proportions. The Buyer shall under no circumstances be liable for any fees or disbursements of the Stockholders' Advisors nor shall the Stockholders be responsible for the fees or disbursements of the Buyer's Auditors.

          (e) Immediately upon the expiration of the 30 calendar-day period following the Stockholders' Representative's receipt of the Closing Balance Sheet, if no Dispute Notice is given by the end of such period, or immediately upon the resolution of disputes, if any, pursuant to this Subsection 1.4, the Purchase Price shall be adjusted as follows, based upon the Closing Balance Sheet (as so adjusted, the "Adjusted Purchase Price"):
                            -----------------------

          (i) If the net worth (defined as depreciated book value of all assets, including patents, trademarks and other similar intangible items less total liabilities) of the Company as shown on the Closing Balance Sheet is less than One Hundred Thousand dollars ($100,000), the deficiency shall be promptly paid by cashiers or certified check by the Stockholders to the Buyer, with such payment to be effected on a pro rata basis according to the Stockholder Proportions. The Buyer shall have the right, in its sole discretion, to set off any or all of such deficiency against the Further Consideration and/or any Contingent Consideration payable pursuant to this Agreement.

          (ii) If the net worth of the Company as shown on the Closing Balance Sheet is greater than One Hundred Ten Thousand dollars ($110,000), the excess shall be promptly paid by cashiers or certified check by the Buyer to the Stockholders, with such payment to be effected on a pro rata basis according to the Stockholder Proportions.

          (iii) If the net worth of the Company as shown on the Closing Balance Sheet is equal to or greater than One Hundred Thousand dollars ($100,000) but less than or equal to One Hundred Ten Thousand dollars ($110,000), there shall be no adjustment to the Purchase Price pursuant to this Section 1.4.

          1.5  Stockholders' Representative
               ----------------------------

          (a) In order to administer efficiently (i) the determination of the Adjusted Purchase Price, (ii) the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, and (iii) the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the Buyer or the Company pursuant to Section 5 hereof, the Stockholders hereby designate Richard L. High as their representative (the "Stockholders' Representative").
-----------------------------

          (b) The Stockholders hereby authorize the Stockholders' Representative
(i) to make all decisions and take all action relating to the determination of the Adjusted Purchase Price, (ii) to make all decisions and take all action necessary in connection with the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the Buyer or the Company pursuant to Section 5 hereof, (iii) to give and receive all notices required to be given under this Agreement, and (iv) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholders by the terms of this Agreement.

          (c) In the event that the Stockholders' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Stockholders holding, prior to the Closing, a majority of the Shares set forth on Schedule I attached hereto shall select another representative to fill
         ----------
such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement.

          (d) All decisions and actions by the Stockholders' Representative, including, without limitation, any agreement between the Stockholders' Representative and the Buyer relating to the determination of the Adjusted Purchase Price, or the defense or settlement of any claims for which the Stockholders may be required to indemnify the Buyer and/or the Company pursuant to Section 5 hereof, shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

               (e) By their execution of this Agreement, the Stockholders agree that:

          (i) the Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to the determination of the Adjusted Purchase Price, the settlement of any claims for indemnification by the Buyer or the Company pursuant to Section 5 hereof or any other actions required to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Stockholders' Representative;

          (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative;

          (iii) the provisions of this Subsection 1.5 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement;

          (iv) remedies available at law for any breach of the provisions of this Subsection 1.5 are inadequate; therefore, the Buyer, the Company and the Stockholders' Representative shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either the Buyer, the Company or the Stockholders' Representative brings an action to enforce the provisions of this Subsection 1.5; and

          (v) the provisions of this Subsection 1.5 shall be binding upon the executors, heirs, legal representatives and successors of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

          (f) All fees and expenses incurred by the Stockholders' Representative in connection with this Agreement shall be paid by the Stockholders on a pro rata basis according to the Stockholder Proportions.

          1.6  Closing.  The Closing shall take place at the offices of Hale and
               -------
Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at 9:00 a.m., Eastern Time, on the date of this Agreement or at such other place, time or date as may be mutually agreed upon in writing by the parties. The transfer of the Shares by the Stockholders to the Buyer shall be deemed to occur at 9:00 a.m., Eastern Time, on the Closing Date.


     2.   Representations of the Stockholders
          -----------------------------------

          Each of the Stockholders severally represents and warrants to the Buyer as follows:

          2.1  Ownership of Stock, Authority.
               -----------------------------

          (a) He or she has good and marketable title to the Shares which are to be transferred to the Buyer by such Stockholder pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options, voting trusts, voting agreements, and adverse claims or rights whatsoever ("Stock Claims"). Schedule I attached
                                      ------------     ----------
hereto sets forth a true and correct description of all Shares owned by such Stockholder.

          (b) He or she has all requisite right, power and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to transfer, convey and sell to the Buyer at the Closing the Shares to be sold by such

Stockholder hereunder and, upon consummation of the purchase contemplated hereby, the Buyer will acquire good and marketable title to such Shares, free and clear of all Stock Claims.

          (c) The execution, delivery and performance of this Agreement by him or her and the transfer, conveyance and sale of the Shares to be sold by such Stockholder to the Buyer pursuant to the terms hereof shall not conflict with, result in a breach of or constitute a default under any agreement to which he or she is a party or by which it is bound or any judgment, order, writ, injunction or decree of any court or other governmental body.

          (d) No broker or finder has acted for him or her in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of him or her.

          (e) The execution, delivery and performance of this Agreement by him or her and the transfer, conveyance and sale of the Shares to be sold by such Stockholder to the Buyer pursuant to the terms hereof are each actions of his or her own free will and are not products of duress of any kind.

          2.2    Investment Representations.  To the extent that shares of Buyer
                 --------------------------
Common Stock are issued to the Stockholders pursuant to Subsection 1.3(b) (the

"Buyer Shares"):
-------------

          (a) He or she will be acquiring the Buyer Shares to be issued to him or her for his or her own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Buyer Shares in violation of the Securities Act or any rule or regulation under the Securities Act.

          (b) He or she has had adequate opportunity to obtain from representatives of the Buyer such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks of his or her investment in the Buyer.

          (c) He or she has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Buyer Shares which may be issued to him or her and to make an informed investment decision with respect to such investment.

          (d) He or she can afford a complete loss of the value of the Buyer Shares and is able to bear the economic risk of holding such Buyer Shares for an indefinite period.

          (e) He or she understands that the Buyer Shares, if and when issued, will not have been registered under the Securities Act and will be "restricted securities" within the meaning of Rule 144 under the Securities Act; and the Buyer Shares will not be eligible to be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

          (f) A legend substantially in the following form will be placed on the certificate representing any Buyer Shares which may be issued to him or her:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

          2.3  Understanding as to IPO.  He or she understands and agrees that
               -----------------------
the Buyer is under no obligation to the Stockholders or any third party by this Agreement, or otherwise, to undertake, commence or close an IPO on or before the second anniversary of the Closing Date, or at all.


     3. Representations of the Stockholders and the Company Regarding the
        -----------------------------------------------------------------
        Company
        -------

          The Company and each of the Stockholders jointly and severally represent and warrant to the Buyer that the statements contained in this Section 3 are true and correct, except as set forth in the disclosure schedule provided to the Buyer on the date hereof and forming a part hereof (the "Disclosure
                                                                ----------
Schedule").  The Disclosure Schedule shall be initialed by each of the
--------
Stockholders and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Section 3.

          3.1  Organization, Qualification and Corporate Power.  The Company is
               -----------------------------------------------
a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the state of its incorporation. The Company is duly qualified to conduct business and is in corporate and franchise tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. The Company has all requisite power and authority (corporate and other) to carry on the business in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer true and complete copies of its charter and by-laws, each as amended and/or restated to date and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its charter or by-laws.

          3.2  Capitalization.  The authorized capital stock of the Company
               --------------
consists of 2,000,000 shares of stock described as follows: 1,000,000 shares of authorized Class A Voting Common Stock, $.10 par value per share; and 1,000,000 shares of authorized Class B Non-Voting Common Stock, no par value per share. The Company has 143,350 shares of Class A Voting Common Stock issued and outstanding on the date hereof and held of record and beneficially by the Stockholders, as set forth on Schedule I attached hereto. No shares of Class B
                              ----------
Voting Common Stock are issued or outstanding. All of the issued and outstanding Shares are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, or proxies or understandings with respect to the voting, or registration under the Securities Act of any Shares. All of the issued and outstanding Shares were offered and issued in compliance with applicable federal and state securities laws.

          3.3  Authority.  The Company has all requisite right, power and
               ---------
authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and the Stockholders and constitutes a valid and binding obligation of the Company and the Stockholders, enforceable against the Company and the Stockholders in accordance with its terms.

          3.4  Noncontravention.  Neither the execution and delivery of this
               ----------------
Agreement or the other agreements contemplated hereby by the Company and the Stockholders, nor the consummation by the Company and the Stockholders of the transactions contemplated hereby and thereby, will (a) conflict with or violate any provision of the charter or by-laws of the Company; (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"); (c) conflict with, result in a breach of, constitute
--------------------
(with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which any of the assets of the Company or the Shares are subject;
(d) result in the imposition of any Security Interest upon any assets of the Company; or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the properties or assets of the Company or the Shares. For purposes of this Agreement, "Security Interest" means
                                                        -----------------
any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's and similar liens; (ii) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings; (iii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation; (iv) liens on goods in transit incurred pursuant to documentary letters of credit; (v) purchase money liens and liens securing rental payments under capital lease arrangements; and (vi) other liens arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) of the Company ("Ordinary Course of Business").
                             ---------------------------

          3.5  Subsidiaries.  The Company does not own or control, directly or
               ------------
indirectly, any shares of capital stock of any corporation or have any equity interest in any partnership, joint venture, trust, association or other non-corporate business enterprise.

          3.6  Financial Statements.  The Company has previously provided to the
               --------------------
Buyer complete and accurate copies of its unaudited balance sheets and related statements of income, stockholders' equity, retained earnings and cash flows as of and for each of the fiscal years ended December 31, 1996 and 1997 and the six months ended June 30, 1998. The foregoing financial statements (the "Financial
                                                                      ---------
Statements") have been prepared in accordance with GAAP applied on a consistent
----------
basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company.

          3.7  Absence of Certain Changes.  Since June 30, 1998, (a) there has
               --------------------------
not been any material adverse change in the assets, business, financial condition, results of operations or future prospects of the Company nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future, and (b) the Company has not taken any of the actions set forth below:

          (a) issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorized the issuance, sale or delivery of, or redeemed or repurchased, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities;

          (b) split, combined or reclassified any shares of its capital stock; or declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

          (c) created, incurred or assumed any debt not currently outstanding (including obligations in respect of capital leases); assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or made any loans, advances or capital contributions to, or investments in, any other person or entity;

          (d) entered into, adopted or amended any employee benefit plan or any employment or severance agreement or arrangement of the type described in
Section 3.20 or (except for normal increases in the Ordinary Course of Business) increased in any manner the compensation or fringe benefits of, or materially modified the employment terms of, its directors, officers or employees, generally or individually, or paid any benefit not required by the terms in effect on the date hereof of any existing employee benefit plan;

          (e) acquired, sold, leased, encumbered or disposed of any assets, other than purchases of assets and sales of products in the Ordinary Course of Business;

          (f)  amended its charter or by-laws;

          (g) changed its accounting methods, principles or practices, except insofar as may be required by GAAP;

          (h) discharged or satisfied any Security Interest or paid any obligation or liability other than in the Ordinary Course of Business;

          (i) mortgaged or pledged any of its property or assets or subjected any such assets to any Security Interest;

          (j) sold, assigned, transferred or licensed any Intellectual Property (as defined below), other than in the Ordinary Course of Business;

          (k) entered into, amended, terminated, took or intentionally omitted to take any action that would constitute a violation of or default under, or waived any rights under, any contract or agreement other than in the Ordinary Course of Business; or

          (l) made or committed to make any capital expenditure in excess of $5,000 per item or $25,000 in the aggregate.

          3.8  Undisclosed Liabilities.  The Company has no liability (whether
               -----------------------
known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet dated June 30, 1998 (the "Most Recent Balance Sheet"), (b)
                                               -------------------------
liabilities which have arisen since the date of the Most Recent Balance Sheet in the Ordinary Course of Business and that are similar in nature and amount to the liabilities that arose during the comparable period of time in the immediately preceding fiscal period, (c) any liabilities arising out of the matter disclosed in Section 3.17 of the Disclosure Schedule, and (d) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on the Most Recent Balance Sheet and which are not in the aggregate material.

          3.9  Tax Matters.
               -----------

          (a) The Company has filed all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete. The Company has paid all Taxes (as defined below) imposed on it, or for which it is liable, whether to Governmental Entities (as, for example, under law) or to other persons or entities (as, for example, under a tax allocation agreement), due on or before the date hereof except for such Taxes that the Company is contesting in good faith and which are fully reserved for on the Most Recent
Balance Sheet.   The unpaid Taxes of the Company for Tax periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Most Recent Balance Sheet or to be set forth on the Closing Balance Sheet. The Company has no actual or potential liability for any Tax obligation of any taxpayer other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity or will be reserved on the Closing Balance Sheet. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or
                             -----
other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or
            -----------
other information required to be supplied to a taxing authority in connection with Taxes.

          (b) The Company has delivered to the Buyer correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since January 1, 1994. None of the Tax Returns of the Company has ever been audited by any taxing authority or other Governmental Entity. No examination or audit of any Tax Returns of the Company by any

Governmental Entity is currently in progress or, to the Company's knowledge, threatened or contemplated.

          (c) The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

          (d) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"),
                                                                         ----
and none of the assets of the Company is subject to an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement.

          (e) The Company is not and has never been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code).

          (f) None of the assets of the Company is "tax exempt use property" within the meaning of Section 168(h) of the Code. The Company has not agreed to make, nor is required to make, any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (g) The Company has not made an election at any time under Section 1362 of the Code to be treated as an "S corporation" as defined in Section 1361(a) of the Code.

          3.10 Tangible Assets.  The Company owns or leases all tangible assets
               ---------------
necessary for the conduct of its business as presently conducted. Each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company (tangible or intangible) is subject to any Security Interest.

          3.11 Owned Real Property.  The Company owns no real property.
               -------------------

          3.12 Intellectual Property.
               ---------------------

          (a) The Company owns or has the right to use all Intellectual Property (as defined below) used in the operation of its business or necessary for the operation of its business as currently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned by, or used in the operation of, the business of the Company will be owned or available for use by the Company on identical terms and conditions immediately following the Closing. The Company has taken all reasonable measures to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information that it owns or uses. Except with respect to non-exclusive licenses provided in the ordinary course of business, no other person or entity has any rights to any of the Intellectual Property owned or used by the Company, and, to the Company's knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns or uses. For purposes of this Agreement, "Intellectual
                                                           ------------
Property" means all (i) Courseware (as defined below); (ii) patents, patent
--------
applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, including, without limitation, with respect to the Courseware; (iii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, including, without limitation, with respect to the Courseware; (iv) copyrights and registrations and applications for registration thereof, including, without limitation, with respect to the Courseware; (v) computer software, data and documentation; (vi) trade secrets, whether patentable or unpatentable and whether or not reduced to practice, know-how, research and development information and copyrightable works; (vii) financial, marketing and business data and information, pricing and cost information, business and marketing plans and customer and supplier lists and information; (viii) other proprietary rights relating to any of the foregoing; and (ix) copies and tangible embodiments thereof. For purposes of this Agreement, "Courseware" shall mean all educational
                                          ----------
or instructional materials, tools and aids that (i) the Company possesses, regardless of the form in which they are reduced including without limitation hard copy, software and electronic formats, (ii) are referenced in the Company's course listing attached hereto as Exhibit A, and (iii) are under development by
                                  ---------
or on behalf of the Company.

          (b) None of the activities or business presently conducted by the Company, or conducted by the Company at any time within the six years prior to the date of this Agreement, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any other person or entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

          (c) Section 3.12(c) of the Disclosure Schedule identifies each item of Intellectual Property owned by the Company, identifies each pending application for registration of Intellectual Property which the Company has made, and identifies each license or other agreement pursuant to which the Company has granted any rights to any third party with respect to any of its Intellectual Property, excluding the grant of licenses to customers in the Ordinary Course of Business. The Company has delivered to the Buyer a correct and complete list of all such Intellectual Property, registrations, applications, licenses and agreements (each as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. Except for grants of licenses to customers in the Ordinary Course of Business, with respect to each item of Intellectual Property that the Company owns:

          (i) the Company possesses all right, title and interest in and to such item;

          (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

          (iii) the Company has not agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item.

          (d) Except for commercially available software subject to standard "shrinkwrap" licenses and software in the "public domain," Section 3.12(d) of the Disclosure Schedule identifies each item of Intellectual Property used in the operation of the business of the Company that is owned by a party other than the Company. The Company has supplied the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date)
pursuant to which the Company uses such Intellectual Property.   With respect to
each such item of Intellectual Property:

          (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect;

          (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect following the Closing in accordance with the terms thereof as in effect prior to the Closing;

          (iii) neither the Company nor, to the Company's knowledge, any other party to such license, sublicense or other agreement is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification or acceleration thereunder;

          (iv) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

          (v) the Company has not agreed to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item.

          (e) Except for commercially available software subject to standard "shrinkwrap" licenses and software in the "public domain," Section 3.12(e) of the Disclosure Schedule lists each item of Intellectual Property in which the Company has any interest and which is not listed elsewhere in Section 3.12 of the Disclosure Schedule, including but not limited to all software programs and related documentation, unregistered trademarks, trade names, service marks, logos and trade dress.

          3.13 Real Property Leases.  Section 3.13 of the Disclosure Schedule
               --------------------
lists and describes briefly all real property leased or subleased to the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in
Section 3.13 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 3.13 of the Disclosure Schedule:

          (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

          (b) the lease or sublease will be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

          (c) neither the Company nor, to the Company's knowledge, the other party to the lease or sublease is in breach or default thereof, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Company or permit termination, modification or acceleration by the other party thereunder;

          (d) there are no disputes, oral agreements or forbearance programs between the Company and the other party to such lease or sublease in effect as to the lease or sublease;

          (e) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

          (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities as presently conducted.

          3.14 Contracts.  Section 3.14 of the Disclosure Schedule lists the
               ---------
following agreements (whether written or oral) to which the Company is a party:

          (a) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $5,000 per annum;

          (b) any agreement (or group of related agreements) for the purchase or sale of supplies, products or other personal property or for the furnishing or receipt of services (i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $5,000 or (iii) in which the Company has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any services, products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

          (c) any agreement (or group of related agreements) under which the Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

          (d)  any consulting agreement;

          (e) any agreement relating to the design, development or license of Courseware;

          (f) any agreement concerning confidentiality or noncompetition;

          (g) any agreement creating a partnership or joint venture;

          (h) any agreement involving a Stockholder or his or her affiliates

("Affiliates"), as defined in Rule 12b-2 under the Securities Exchange Act of
------------
1934, as amended, that is not both terminated prior to the Closing and without any force or effect after the Closing;

          (i) any agreement under which the consequences of a default or termination would reasonably be expected to have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company; and

          (j) any other agreement (or group of related agreements) either involving the receipt or payment of more than $10,000 or not entered into in the Ordinary Course of Business.

          The Company has made available to the Buyer a correct and complete copy or summary of each agreement (as amended to date) listed in Section 3.14 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect;
(ii) the agreement will be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the

Closing; and (iii) neither the Company nor, to the Company's knowledge, any other party is in breach or default thereof, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or permit termination, modification, or acceleration by the other party, under the agreement.

          3.15 Powers of Attorney.  There are no outstanding powers of attorney
               ------------------
executed on behalf of the Company.

          3.16 Insurance.  Section 3.16 of the Disclosure Schedule sets forth a
               ---------
list of each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years. Copies of all such policies have been delivered to the Buyer. The Company and the Stockholders further represent that: (i) each such insurance policy is enforceable and in full force and effect; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; (iii) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and (iv) the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general.

          3.17 Litigation.  Section 3.17 of the Disclosure Schedule identifies,
               ----------
and contains a brief description of, (a) any unsatisfied judgement, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company is a party or, to the Company's knowledge, is threatened to be made a party. None of the complaints, actions, suits, proceedings, hearings and investigations set forth in Section 3.17 of the Disclosure Schedule, if resolved adversely to the Company, would be reasonably expected to have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company.

          3.18 Legal Compliance.  The Company, and its conduct and operations of
               ----------------
its business, is in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or its business.

          3.19 Employees, Consultants and Subcontractors.
               -----------------------------------------

          (a) Section 3.19(a) of the Disclosure Schedule sets forth a list of
(i) all employees of the Company, along with the position and the annual rate of compensation (or, with respect to employees compensated on an hourly or per diem basis, the hourly or per diem rate of compensation) and estimated or target annual incentive compensation of each such employee, (ii) all employment contracts or agreements relating to employment with the Company, and (iii) all employees who have executed confidentiality, non-competition or non-solicitation agreements. To the Company's knowledge, no key employee or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, and has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

          (b) Section 3.19(b) of the Disclosure Schedule sets forth (i) a list of all consultants to the Company currently providing consulting services or under contract to provide future consulting services to the Company, and (ii) the start date, type of consulting services provided or to be provided and hourly or per diem pay rate of such consultants.

          (c) Section 3.19(c) of the Disclosure Schedule sets forth (i) a list of all subcontractors to the Company currently performing services or under contract to provide future services for the Company, and (ii) the start date, type of services provided or to be provided and hourly or per diem pay rate of such subcontractors.

          3.20 Employee Benefit Plans
               ----------------------

          (a) Section 3.20 of the Disclosure Schedule sets forth an accurate schedule of all employee benefit or welfare benefit plans or arrangements of the Company, including without limitation any pension, profit sharing, bonus, stock option, incentive, deferred compensation, hospitalization, medical, insurance or other plan or arrangement, any employment agreement containing "golden parachute" provisions, and a description of such plans and arrangements, together with copies of such plans, agreements and any trusts relate thereto, and classifications of employees covered thereby. All employee benefit plans listed in Section 3.20 of the Disclosure Schedule are in compliance with any applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations issued thereunder, as well as with all
          -----
other applicable federal, state, local and foreign statutes, ordinances and regulations.

          (b) All plans listed in Section 3.20 of the Disclosure Schedule that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code
                              ---------------
have
been determined by the Internal Revenue Service to be so qualified, or will be submitted to the Internal Revenue Service within the relevant amendment period of Section 401(b) of the Code, and copies of such determination letters are included as part of Section 3.20 of the Disclosure Schedule. All reports and other documents required to be filed with any Governmental Entity or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits and Tax Returns) have been timely filed or distributed, and true copies thereof have been delivered to the Buyer. None of the Stockholders, any such plan listed in Section 3.20 of the Disclosure Schedule or the Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No such plan listed in Section 3.20 of the Disclosure Schedule has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA. The Company has not incurred any liability for excise tax or penalty due to the Internal Revenue Service or any liability due to the Pension Benefit Guaranty Corporation. The Company has never maintained a plan that is subject to Title IV of ERISA or
Section 412 of the Code. The Company has never been required to contribute to a multiemployer plan as defined in Section 4001 of ERISA.

          3.21 Environmental Matters.    The Company has not disposed of, or
               ---------------------
contracted for the disposal of, hazardous wastes, hazardous substances, infectious or medical waste, as those terms are defined by the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive
                                                    ----
Environmental Response, Compensation and Liability Act of 1980, as amended

("CERCLA"), or any comparable state laws, rules or regulations.  There has been
--------
no storage or treatment of solid wastes or hazardous wastes (as defined in RCRA) by the Company at any site or other facility owned or operated by the Company in violation of any applicable law, rule, regulation, order, judgment or permit or that would require any remedial action under any applicable law. Except as disclosed in Section 3.21 of the Disclosure Schedule, (a) the Company has not received any notice of any violation with respect to asbestos or other toxic or dangerous materials at any of its sites, and (b) there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind by the Company onto any property leased by Company, or into the environment surrounding any such property of any toxic or hazardous substances as defined under any local, state or federal regulations or laws. Except as disclosed in
Section 3.21 of the Disclosure Schedule, no employee of the Company has, in the course and scope of his or her employment, been exposed by the Company in violation of any law or regulation to hazardous, infectious or toxic wastes or substances. In addition, none of the Company or the Stockholders has knowledge of any assertion by any Governmental Entity of any enforcement action. Section
3.21 of the Disclosure Schedule sets forth a complete list of all disposal sites utilized in the past five years by Company.

          3.22 Permits.  Section 3.22 of the Disclosure Schedule sets forth a
               -------
list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under environmental laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company. Such listed Permits
                 -------
are the only Permits that are required for the Company to conduct its business as presently conducted or as proposed to be conducted. Each such Permit is in full force and effect and, to the Company's knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will be in full force and effect immediately following the Closing.

          3.23 Certain Business Relationships With Affiliates.  No Affiliate of
               ----------------------------------------------
the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to the Company.

          3.24 Brokers' Fees.   The Company has no liability or obligation to
               -------------
pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          3.25 Books and Records.  The minute books and other similar records of
               -----------------
the Company contain true and complete records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

          3.26 Suppliers and Customers.  Except as disclosed in Section 3.26 of
               -----------------------
the Disclosure Schedule, no material supplier of the Company has indicated in writing within the past year that it will stop, or decrease the rate of, supplying materials, products or services to them and no material customer of the Company has indicated in writing within the past year that it will stop, or decrease the rate of, buying, leasing or licensing materials, products or services from them. Section 3.26 of the Disclosure Schedule sets forth a list of (a) each supplier that is a supplier of any significant product or component to the Company, and (b) each customer that accounted for more than 1% of the revenues of the Company during the last full fiscal year and the amount of revenues accounted for by such customer during such period.

          3.27 Disclosure.  No representation or warranty by the Company and the
               ----------
Stockholders contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered by or on behalf of the Company and the Stockholders pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     4.   Representations of the Buyer
          ----------------------------

          The Buyer represents and warrants to the Company and the Stockholders as follows:

          4.1  Organization.  The Buyer is a corporation duly organized, validly
               ------------
existing and in corporate and tax good standing under the laws of the Commonwealth of Massachusetts, and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. The Buyer is not in default under any provision of its charter or by-laws.

          4.2  Authority.  The Buyer has all requisite right, power and
               ---------
authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

          4.3  Noncontravention.  Neither the execution and delivery of this
               ----------------
Agreement or the other agreements contemplated hereby by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or by-laws of the Buyer; (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets are subject; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

          4.4  Broker's Fees.  The Buyer has no liability or obligation to pay
               -------------
any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          4.5  No Assurance of IPO.  The Buyer makes no representation or
               -------------------
warranty that an IPO will occur on or before the second anniversary of the Closing Date or at all.

          4.6  Disclosure.  No representation or warranty by the Buyer contained
               ----------
in this Agreement, and no statement contained in any other document, certificate or other instrument delivered by or on behalf of the Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


     5.   Indemnification
          ---------------

          5.1  By the Stockholders.
               -------------------

          (a) Subject to the provisions and limitations in this Section 5, including, without limitation, those in Subsection 5.6, the Stockholders hereby jointly and severally indemnify and agree to hold harmless the Buyer and the Company from and against any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement; interest; court costs; costs of investigators; reasonable fees and expenses of attorneys, accountants, financial advisors and other experts; and other expenses of litigation) incurred or suffered by the party seeking indemnification ("Damages"):
                                                -------

          (i) resulting from or relating to any breach of or failure to perform any representation, warranty, covenant or agreement of the Company or the Stockholders contained in this Agreement, with the exception of any representation, warranty, covenant or agreement of the Stockholders contained in
Section 2; and

          (ii) resulting from any claim by a stockholder or former stockholder of the Company, or any other person, firm, corporation or entity, seeking to assert, or based upon: (A) ownership or rights to ownership of any shares of stock of the Company; (B) any rights of a stockholder, including any option, dissenter's or preemptive rights or rights to notice or to vote; (C) any rights under the charter or by-laws of the Company; or (D) any claim that his, her or its shares were wrongfully repurchased by the Company; provided, however, that this Subsection 5.1(a)(ii) shall not apply to any rights or claims of the Buyer or any transferee of the Buyer of shares of stock of the Company after the Closing Date arising solely from the Buyer's or any such transferee's status as a stockholder of the Company or any claims of additional stockholders to the Company whose claim to ownership in such stock arises after the Closing Date.

          (b) Each of the Stockholders hereby severally indemnifies and agrees to hold harmless the Buyer and the Company from and against all Damages resulting from any breach of the representations and warranties made by such Stockholder in Section 2 of this Agreement.

          5.2  Claims for Indemnification.  Whenever any claim shall arise for
               --------------------------
indemnification under this Section 5, the Buyer or the Company, as the case may be, seeking indemnification (the "Indemnified Party"), shall promptly notify the
                                  -----------------
Stockholders' Representative of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Stockholders' Representative, who shall have the power and authority to bind all of the Stockholders; provided, however, that if suit shall have been instituted against the Indemnified Party and the Stockholders' Representative shall not have taken control of such suit after notification thereof as provided in Subsection 5.3 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Stockholders' Representative as provided in Subsection 5.3.

          5.3  Defense by the Stockholders.  In connection with any claim which
               ---------------------------
may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Stockholders' Representative, at the sole cost and expense of the Stockholders, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Stockholders' Representative acknowledges to the Indemnified Party in writing the obligation of the Stockholders to indemnify the Indemnified Party with respect to all elements of such claim. If the Stockholders' Representative assumes the defense of any such claim or legal proceeding, the Stockholders' Representative shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Stockholders shall take all steps necessary in the defense or settlement thereof. The Stockholders' Representative shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense; provided, that if the Stockholders' Representative assumes control of such defense and the Indemnified Party reasonably concludes that the Stockholders' Representative and the Indemnified Party have conflicting interests or different defenses available with respect to such claim or legal proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered Damages for purposes of this Agreement. If the Stockholders' Representative does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Stockholders' Representative, on such terms as the Indemnified Party may deem appropriate, and (b) the Stockholders' Representative shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Stockholders or the Stockholders' Representative thereafter seek to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Stockholders or the Stockholders' Representative shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

          5.4  Payment of Indemnification Obligation.  All indemnification by
               -------------------------------------
the Stockholders hereunder shall be effected by payment of cash or delivery of a cashier's or certified check to the Buyer in the amount of the indemnification liability. If the Stockholders' Representative or any of the Stockholders is required to make any indemnification payment pursuant to this Section 5, he or they shall not have any rights to contribution from the Company. The Buyer shall have the right, in its sole discretion, to set off any or all of such indemnification liability against the Further Consideration and/or any Contingent Consideration payable pursuant to this Agreement.

          5.5  Survival.  The representations, warranties, covenants and
               --------
agreements of the Company and the Stockholders set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until three years after the Closing Date. Notwithstanding the foregoing, the representations and warranties contained in Sections 3.9, 3.12 and 3.21 shall each survive the Closing and the consummation of the transactions contemplated thereby and continue until the expiration date of the applicable statute of limitations, and the representations and warranties contained in Sections 2 and 3.2 shall each survive the Closing and the consummation of the transactions contemplated thereby and continue in full force and effect ad infinitum.

          5.6  Limitation.  Notwithstanding anything to the contrary herein, the
               ----------
Stockholders shall not be liable under Section 5 unless and until the aggregate Damages exceed $20,000 (at which point the Stockholders shall become liable for the aggregate Damages, and not just amounts in excess of $20,000; provided, however, that the aggregate Damages for which the Stockholders shall be liable under Subsection 5.1(a)(i) shall not exceed the aggregate Purchase Price received by the Stockholders.

     6.   Ancillary Agreements
          --------------------

          6.1  Proprietary Information.
               -----------------------

          (a) The Stockholders shall hold in confidence all knowledge and information of a secret or confidential nature with respect to the business of the Company and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that (i) disclosure is required by law or legal process, (ii) such information shall have become public knowledge other than by breach of this Agreement by any of the Stockholders, or (iii) such information shall have been received by any of the Stockholders from a third party who has the lawful right to make such disclosure without restriction.

          (b) The Stockholders agree that the remedy at law for any breach of this Subsection 6.1 would be inadequate and that the Buyer shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Subsection 6.1.

          6.2  Employment Agreements.
               ---------------------

          (a) On the Closing Date, Richard L. High shall enter into an employment agreement with the Buyer substantially in the form attached hereto as

Exhibit B.
---------

          (b) On the Closing Date, Susanne W. High shall enter into an employment agreement with the Buyer substantially in the form attached hereto as

Exhibit C.
---------

          (c) On the Closing Date, Terry L. Maley shall enter into an employment agreement with the Buyer substantially in the form attached hereto as Exhibit D.
                                                                      ---------

          6.3  Bonus Pool.  As soon as practicable after the Closing Date, the
               ----------
Buyer shall establish the 1999 Incentive Plan for High Technologies' Employees substantially in the form attached hereto as Exhibit E.
                                             ---------

          6.4  Communications.  No public communications concerning this
               --------------
Agreement shall be made without the mutual consent and cooperation of the Buyer, the Company and the Stockholders, except as otherwise required by law or governmental regulation.

     7.   Dispute Resolution
          ------------------

          7.1  General.  In the event that any dispute should arise between the
               -------
parties hereto with respect to any matter covered by this Agreement, including, without limitation, the calculation of the Adjusted Purchase Price or claims under Section 5, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 7.

          7.2  Consent of the Parties.  In the event of any dispute between the
               ----------------------
parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with Subsection 7.3 hereof.

          7.3  Arbitration
               -----------

          (a) Either the Buyer or the Stockholders' Representative may submit any matter referred to in Subsection 7.2 hereof to arbitration by notifying the Stockholders' Representative or the Buyer, as the case may be, in writing, of such dispute. Within 15 days after receipt of such notice, the Buyer and the Stockholders' Representative shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such 15-day period, the arbitrator shall be selected by the American Arbitration Association from candidates not selected by the Buyer or the Stockholders' Representative. The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto or any Affiliate of any party to this Agreement.

          (b) Within 30 days after the designation of the arbitrator, the arbitrator, the Buyer and the Stockholders' Representative shall meet, at which time the Buyer and the Stockholders' Representative shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

          (c) The arbitrator shall set a date for a hearing, which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the Buyer and the Stockholders' Representative. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

          (d) The arbitrator shall use his or her best efforts to rule on each disputed issue within 30 days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

          (e) Each party in any arbitration shall pay all fees and expenses incurred by such party in connection with the arbitration.

          (f) Any arbitration pursuant to this Subsection 7.3 shall be conducted in Boston, Massachusetts. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for purposes of the enforcement of any arbitration award.

          7.4  Injunctive Relief.  Notwithstanding any other provision of this
               -----------------
Section 7, each party to this Agreement may seek (in addition to any other rights or remedies which it may have) immediate injunctive relief in a court of law to enforce the covenants contained in this Agreement. It is further agreed that if any such action or proceeding is brought in equity, the other party will not use as a defense that there is an adequate remedy at law or that this
Section 7 precludes such an action or proceeding in equity.


     8.   Notices
          -------

          Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered personally or sent by telex, telecopy, Federal Express or other overnight courier, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

     To the Buyer:                  Linkage, Inc.
                                    One Forbes Road
                                    Lexington, Massachusetts  02173
                                    Attn:  Larry R. Carr

     With a copy to:                Hal J. Leibowitz, Esq.
                                    Hale and Dorr LLP
                                    60 State Street
                                    Boston, Massachusetts  02109

     To the Stockholders or
     Stockholders' Representative:  Richard L. High
                                    4100 Spring Valley Road
                                    Suite 720
                                    Dallas, Texas  75244

     With a copy to:                James S. Patterson, Esq,
                                    Hiersche, Martens, Hayward, Drakeley &
                                    Urbach, P.C.
                                    The Colonnade-Rolm Tower
                                    Suite 700, LB 17
                                    15303 Dallas Parkway
                                    Dallas, Texas  75248


Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally or by telex or telecopy, (b) the next business day, if delivered by Federal Express or other overnight courier, charges prepaid, or (c) three business days after being sent, if sent by registered or certified mail, first class postage prepaid.


     9.   Successors and Assigns
          ----------------------

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Stockholders and the Company, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyer may assign this Agreement, and its rights and obligations hereunder, to a wholly owned subsidiary of the Buyer. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer, the Stockholders or the Company from any obligation or liability under this Agreement. In addition, the Stockholders may not assign any rights to receive payments under this Agreement without the prior written consent of the Buyer, which consent shall not be unreasonably withheld.


     10.  Entire Agreement; Amendments; Attachments
          -----------------------------------------

          (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer, by the consent of its Board of Directors or officers authorized by such Board, the Company, by the consent of its Board of Directors or officers authorized by such Board, and the Stockholders may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer, the Company and the Stockholders.

          (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall prevail. The Schedules and Exhibits attached hereto are hereby incorporated as integral parts of this Agreement.


     11.  Severability
          ------------

          Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.


     12.  Investigation of the Parties
          ----------------------------

          All representations and warranties contained herein which are made to the knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.


     13.  Expenses
          --------

          Except as otherwise expressly provided herein, the Buyer shall pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by it in connection with the transactions contemplated hereby, and the Stockholders shall pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by the Stockholders, the Stockholders' Representative or the Company in connection with the transactions contemplated hereby. Each Stockholder shall be responsible for payment of all sales or transfer taxes arising out of the conveyance of the Shares owned by such Stockholder.


     14.  Governing Law
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of laws rules.

     15.  Section Headings
          ----------------

          The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.


     16.  Counterparts
          ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.


     17.  Construction.
          ------------

          The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.


                                   * * * * *

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                              LINKAGE, INC.



                              _________________________________
                              By:
                              Title:


                              HIGH, MALEY & MILHORN, INC.,
                                D/B/A/HIGH TECHNOLOGIES



                              _________________________________
                              By:
                              Title:


                              STOCKHOLDERS:



                              _______________________________
                              Richard L. High



                              _______________________________
                              Susanne W. High



                              _______________________________
                              Terry L. Maley



                              _______________________________
                              Randall C. Milhorn

                                  SCHEDULE I

------------------------------------------------------------------------------------------------------------------------------------

                                         Percent of     Initial          Further          First           Second          Third
Stockholder                  Shares      Ownership    Cash Payment    Consideration     Contingent      Contingent      Contingent
                                                                                          Payment         Payment         Payment
------------------------------------------------------------------------------------------------------------------------------------

Richard L. High              57,469        40.09%       $200,450         $100,225      $14,031.50      $38,085.50        $ 48,108
------------------------------------------------------------------------------------------------------------------------------------

Susanne W. High              35,868        25.02%       $125,100         $ 62,550      $    8,757      $   23,769        $ 30,024
------------------------------------------------------------------------------------------------------------------------------------

Terry L. Maley               39,514        27.57%       $137,850         $ 68,925      $ 9,649.50      $26,191.50        $ 33,084
------------------------------------------------------------------------------------------------------------------------------------

Randall C. Milhorn           10,499         7.32%       $ 36,600         $ 18,300      $    2,562      $    6,954        $  8,784
------------------------------------------------------------------------------------------------------------------------------------

Total                        143,350      100.00%       $500,000         $250,000      $   35,000      $   95,000        $120,000
------------------------------------------------------------------------------------------------------------------------------------


                                                                       EXHIBIT A


                                 COURSE LISTING


Advanced "C" Programming (CCC-201)
Advanced DB2 for Programmers (DB2-302)
Advanced QMF - Query Management Facility (DB2-204)
Basic "C" Programming (CCC-101)
C/S Developer New-Hire Program (NHP-101)
C++- Fast Track (CCC-103)
CICS Command Level Programming (CIC-101)
CICS Debugging Using CA-INTERTEST (CIC-102)
Client/Server Fundamentals (CSV-101)
COBOL/370 Fundamentals (COB-301)
Data Modeling (DES-101)
DB2 Concepts and Facilities (DB2-101)
DB2 Database Administration (DB2-203)
DB2 Design and Implementation (DB2-301)
DB2 Performance and Tuning (DB2-303)
DB2 Recovery and Utilities (DB2-304)
DB2/SQL Application Programming & Design (DB2-202)
DB2/SQL Application Programming (DB2-201)
Delphi 3.0 - Fast Track (DEL-103)
Fundamentals of C++ Programming (CCC-102)
IMS Advanced Programming Techniques (IMS-201)
IMS Basic Programming Techniques (IMS-101)
IMS HLPI (High Level Programming Interface) (IMS-104)
IMS Overview (IMS-105)
IMS Teleprocessing Techniques (IMS-102)
Intro to Relational Database Systems (DES-102)
Introduction to Delphi 3.0 (DEL-102)
MS Visual Basic - Fast Track 5.0 (VBP-103)
MS Visual Basic 5.0 - Advanced Programming Using ActivX & the Internet Oracle - Application Developers Workshop (ORC-201)
OS/VS JCL and Utilities (JCL-101)
QMF - Query Management Facility (DB2-102)
Relational Database Modeling & Architecture (DES-103)
REXX Fundamentals (REX-101)
SQL - Structured Query Language (SQL-101)
TSO/ISPF (TSO-101)
VS COBOL II Differences (COB-102)

                                                                       EXHIBIT B


                      RICHARD L. HIGH EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

     This Agreement is made as of the 7th day of August, 1998 between Linkage, Inc., a Massachusetts corporation with its principal offices at One Forbes Road, Lexington, Massachusetts 02173 (the "Company"), and Richard L. High, an
                                     -------
individual residing at 6211 Pepperport, Flower Mound, Texas 75022 (the

"Employee").
 --------


                                    RECITALS
                                    --------

     The Company desires to employ the Employee and the Employee desires to be employed by the Company upon the terms and conditions hereinafter set forth.


                                  WITNESSETH:
                                  ----------

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1.   Employment.  The Company hereby employs the Employee in such position
          ----------
and capacity as the Employee and the Company shall from time to time determine, and the Employee accepts such employment for the term of employment specified in
Section 3 below (the "Employment Term").  During the Employment Term, the
                      ---------------
Employee shall have the duties, responsibilities and authority as are delegated to him by the Company; provided, however, that during the Employment Term, such duties shall include general management functions for the High Technologies regional office of the Company to include profit and loss responsibility for this business area. In this capacity, he shall have responsibility for the supervision and performance management of the local staff, control of the operating budget for the business area as determined in concert with the Company's senior management, and for the overall quality of products and services offered by High Technologies. It is also known and understood that the Employee will serve as the primary instructor for mainframe courses.

     2.   Performance.  The Employee agrees to devote his best efforts and all
          -----------
of his business time to the performance of his duties hereunder during the Employment Term.

     3.   Employment Term.  The Employment Term shall begin on the date of this
          ---------------
Agreement and continue until December 31, 2000, unless earlier terminated pursuant to Section 8.

     4.   Compensation.
          ------------

          (a) Salary.  During the Employment Term, the Company shall pay the
              ------
Employee an annual base salary, payable in accordance with the Company's normal payroll practice, subject to withholding and other applicable taxes, at the annualized rate of $100,000 per year. The Employee's salary shall be subject to review on an annual basis by senior management of the Company; provided, however, that in no event shall the Employee's base salary be decreased.


          (b) Additional Benefits.  The Employee shall be entitled to
              -------------------
participate in all benefit programs that the Company establishes and makes available to its employees generally, if any, to the extent that Employee's position, venue, tenure, salary, age, health and other qualifications make him eligible to participate.

     5.   Expenses.  The Employee shall be reimbursed by the Company for all
          --------
actual and reasonable expenses incurred by him in connection with the performance of his duties hereunder, subject to any policy with respect thereto imposed by the Company from time to time.

     6.   Non-Competition and Non-Solicitation.
          ------------------------------------

          (a) The Employee recognizes that his willingness to enter into the restrictive covenants contained in this Section 6 was a critical condition precedent to the Company's willingness to enter into and perform under this Agreement. The Employee also acknowledges that the restrictions contained in this Section 6 will not materially or unreasonably interfere with the Employee's ability to earn a living, and that such restrictions are necessary to protect the legitimate business interests of the Company.

          (b) The Employee agrees that during the Non-Competition Period (as defined below) he will not in any capacity, either separately, jointly or in association with others, directly or indirectly, as an officer, director, consultant, agent, employee, owner, partner, joint venturer, distributor, dealer, representative, stockholder, investor, lender or otherwise, engage or have a financial interest in any business which competes with the Company or with any affiliate of the Company (excepting only the ownership of not more than 1% of the outstanding securities of any class listed on an exchange or regularly traded in the over-the-counter market). An entity shall be deemed to compete with the Company or one of the Company's affiliates as of a particular time if the entity then produces, distributes or markets any product or service which is competitive with, and may be purchased in replacement or substitution of, any product or service which was being distributed or marketed by the Company or such affiliate during the Employment Term, and which is then still being marketed or distributed by the Company or such affiliate or which the Company or such affiliate was considering marketing or distributing during the Employment Term. The Company or its affiliate shall be deemed to be considering marketing or distributing a product or service as of a particular date only if the Company or such affiliate intends to market or distribute such product or service within two years of such date. The "Non-
                                                                          ---
Competition Period" is (a) the period during which the Employee is employed by
------------------
the Company, whether or not pursuant to this Agreement, plus (b) a period of two years thereafter.

          (c) The Employee further agrees that during the Non-Competition Period he will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit, divert or take away, attempt to take away or otherwise contact any of the Company's clients, customers, accounts, distributors, dealers or representatives as shown by the Company's records, that were clients, customers, prospective clients or customers, accounts, distributors, dealers or representatives of the Company at any time during the two years immediately preceding the date of termination of the Employee's employment by the Company if such solicitation or contact is for the specific purpose of selling products or services that compete with any products or services that the Company has available for sale to its clients, customers, accounts, distributors, dealers or representatives or prospects. The Employee further agrees that during the Non-Competition Period he will not in any capacity, either separately, jointly or in association with others, directly or indirectly, recruit, solicit or hire any employee or consultant of the Company or induce or attempt to induce any employee or consultant of the Company to terminate his or her employment or consultancy with, or otherwise cease his or her relationship with, the Company. For purposes of this Agreement, "prospective clients or customers" shall mean any person, school, college, university or entity that the Company has actively solicited with respect to the Company's consulting services or corporate education programs during the term of the Employee's employment with the Company, whether or not such employment is pursuant to this Agreement.

          (d) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law. The Employee expressly agrees that breach of the foregoing would result in irreparable injuries to the Company, that the remedy at law for any such breach will be inadequate and that upon any breach of this provision, the Company, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to the Company. The parties hereto intend that these non-competition and non-solicitation provisions shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. For purposes of this Section 6 and Section 7, the "Company" refers to the Company and any subsidiaries of the Company.

     7.   Secret Processes and Confidential Information.
          ---------------------------------------------

          (a) For the Employment Term and thereafter, (i) the Employee will not divulge, directly or indirectly, other than in the regular and proper course of business of the Company or as required by law, any confidential knowledge or information with respect to the business, operation or finances of the Company, including without limitation, inventions, products, machinery, processes, methods, techniques, compositions, projects, developments, plans, financial data, personnel data, computer programs and customer and supplier lists (collectively, "Confidential Information"), and (ii) the Employee will not use,
                ------------------------
directly or indirectly, any Confidential Information for the benefit of anyone other than the Company; provided, however, that the Employee has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become generally available to the public other than through disclosure by the Employee or which is received by the Employee from a third party who has the lawful right to make such disclosure without restriction. The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, program listings or other written, photographic, or other tangible material containing Confidential Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company.

          (b) All new processes, techniques, know-how, inventions, improvements, discoveries, methods, plans, products, works of authorship, patents and devices developed, made or invented by the Employee, alone or with others, whether patentable or not, while an employee of the Company (collectively, the "Developments"), shall become and be the sole property of the Company unless
-------------
released in writing by the Company. The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. In addition, the Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee also hereby waives all claims to moral rights in any Development.

          (c) Notwithstanding the foregoing, if the Employee is required to disclose or divulge Confidential Information pursuant to any subpoena or other judicial process he will promptly so notify the Company, and if so requested by the Company, will assist the Company in seeking a protective order with respect thereto. If the

Company cannot or chooses not to obtain such a protective order, the Employee will divulge only such Confidential Information as he is advised by his counsel is required to be disclosed, and will use his best efforts to ensure that the balance of such Confidential Information will be kept confidential.

     8.   Termination.
          -----------

          (a) Termination at End of Term.  The employment of the Employee
              --------------------------
hereunder shall terminate at the end of the Employment Term, at which time the Employee may become an employee-at-will of the Company upon the mutual agreement of the Employee and the Company.

          (b) Termination by the Company With Cause.  The Company shall have the
              -------------------------------------
right at any time to terminate the Employee's employment hereunder by written notice upon the occurrence of any of the following (any such termination being referred to as a termination for "Cause"):
                                  -----

          (i) the commission by the Employee of any deliberate and premeditated act, or any gross negligence in the performance of his duties, that materially and adversely affects the business, financial condition or results of operations of the Company;

          (ii) Employee's habitual drunkenness, use of illegal substances or drugs or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace;

          (iii) the conviction by the Employee of a felony;

          (iv) the wilful failure or refusal of the Employee to perform his duties hereunder, which failure or refusal continues for 30 days after written notice thereof from the Company to the Employee; or

          (v) the breach by the Employee of any terms of this Agreement, which breach continues for 30 days subsequent to written notice from the Company to the Employee of the breach.

          (c) Termination by Company for Death or Disability.  The Company shall
              ----------------------------------------------
have the right at any time to terminate the Employee's employment hereunder by 30 days' written notice upon the Employee's inability to perform his duties hereunder by reason of any mental, physical or other disability for a period of at least six consecutive months (referred to herein as a "disability"), as
                                                          ----------
determined by an independent physician. The Employee's employment hereunder shall also terminate upon the death of the Employee.

          (d) Termination by Company without Cause.  The Company shall have the
              ------------------------------------
right at any time by 30 days' written notice to Employee to terminate the Employee's employment for any other reason without Cause.

          (e) Termination by Employee for Good Reason.  The Employee shall have
              ---------------------------------------
the right at any time to terminate the Employee's employment hereunder by written notice to the Company upon the occurrence of any of the following events, which event continues for 30 days subsequent to such notice:

          (i) a material reduction of the Employee's duties, responsibilities and authority from those described in Section 1;

          (ii) a required relocation of the Employee to a principal place of business more than 100 miles from the Employee's principal place of business on the date of this Agreement; or

          (iii) the breach by the Company of a material term of this Agreement.

     9.   Effect of Termination of Employment.
          -----------------------------------

          (a) With Cause.  If the Employee's employment is terminated with Cause
              ----------
(pursuant to Section 8(b)), all compensation and benefits shall cease at the time of such termination; provided, however, that the Employee shall be entitled to continue to participate in the Company's medical benefit plans, at his own expense, to the extent required by law.

          (b) Death or Disability.  If the Employee's employment is terminated
              -------------------
by the death or disability of the Employee (pursuant to Section 8(c)), all compensation and benefits shall cease at the time of such death or disability; provided, however, that the Employee or, in the event of the death of the Employee, the Employee's estate, shall be entitled to continue to participate in the Company's medical benefit plans, at his expense or the expense of his estate, to the extent required by law.

          (c) Without Cause or For Good Reason.  If the Employee's employment is
              --------------------------------
terminated by the Company without Cause (pursuant to Section 8(d)) or for Good Reason (pursuant to Section 8(e)), then the Employee shall be entitled to the following benefits in complete discharge of the Company's obligations hereunder:

          (i) the Employee's salary specified in Section 4(a) shall continue to be paid for the duration of the Employment Term; and

          (ii) the Employee's additional benefits specified in Section 4(b) shall terminate at the time of such termination; provided, however, that the Employee shall be entitled to participate in the Company's medical benefit plans, at the Company's expense, for the duration of the Employment Term.

          (d) Survival.  The provisions of Sections 6 and 7 of this Agreement
              --------
shall survive the termination of the Employee's employment and the termination of this Agreement.

     10.  Insurance.  The Company may purchase insurance on the life of the
          ---------
Employee, and if it does so, the Employee shall cooperate fully by performing all the requirements of the life insurer which are necessary conditions precedent to the issuance of the life insurance policy issued by it. Notwithstanding the foregoing, if at the time of termination for any reason (other than death), the Company is maintaining a life insurance policy on the Employee which has a cash surrender value, then to the extent permitted under such policy the Employee may purchase such policy from the Company by paying to the Company the cash surrender value thereof.

     11.  Notice.  Any notices required or permitted hereunder shall be in
          ------
writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the addresses set forth above or to such other addresses as the parties may hereafter give notice provided herein.

     12.  General.
          -------

          (a) Prior Agreements.  This Agreement supersedes and replaces all
              ----------------
prior agreements between the Company and the Employee, whether written or oral, relating to his employment by the Company.

          (b) Governing Law.  The terms of this Agreement shall be governed by
              -------------
the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

          (c) Assignability.  The Employee may not assign his interest in or
              -------------
delegate his duties under this Agreement. The covenants and obligations of the Employee hereunder shall redound to the benefit of the Company's successors and assigns.

          (d) Binding Effect.  This Agreement shall be binding upon and inure to
              --------------
the benefit of the Company, its successors and assigns.

          (e) Entire Agreement;  Modification.  This Agreement constitutes the
              -------------------------------
entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

          (f) Duration.  Notwithstanding the term of employment hereunder, this
              --------
Agreement shall continue for so long as any obligations remain under this Agreement.

          (g) Specific Performance.  The Employee acknowledges that a breach of
              --------------------
this Agreement by the Employee will cause irreparable injury to the Company, that the Company's remedies at law will be inadequate in case of any such breach, and that the Company will be entitled to preliminary injunctive relief in case of any such breach.


     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.


                                    LINKAGE, INC.



                                    By:_________________________________
                                    Name:
                                    Title:

                                    EMPLOYEE



                                    ____________________________________
                                    Richard L. High

                                                                       EXHIBIT C


                      SUSANNE W. HIGH EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

     This Agreement is made as of the 7th day of August, 1998 between Linkage, Inc., a Massachusetts corporation with its principal offices at One Forbes Road, Lexington, Massachusetts 02173 (the "Company"), and Susanne W. High, an
                                     -------
individual residing at 6211 Pepperport, Flower Mound, Texas 75022 (the

"Employee").
 --------


                                    RECITALS
                                    --------

     The Company desires to employ the Employee and the Employee desires to be employed by the Company upon the terms and conditions hereinafter set forth.


                                  WITNESSETH:
                                  ----------

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1.   Employment.  The Company hereby employs the Employee in such position
          ----------
and capacity as the Employee and the Company shall from time to time determine, and the Employee accepts such employment for the term of employment specified in
Section 3 below (the "Employment Term").  During the Employment Term, the
                      ---------------
Employee shall have the duties, responsibilities and authority as are delegated to her by the Company; provided, however, that during the Employment Term, such duties shall include coordinating all courseware development, supervising general office management activities, providing primary support and contact with Universities for the Client/Server curriculum, and serving as the primary instructor for Visual Basic courseware.

     2.   Performance.  The Employee agrees to devote her best efforts and all
          -----------
of her business time to the performance of her duties hereunder during the Employment Term.

     3.   Employment Term.  The Employment Term shall begin on the date of this
          ---------------
Agreement and continue until December 31, 2000, unless earlier terminated pursuant to Section 8.

     4.   Compensation.
          ------------

          (a) Salary.  During the Employment Term, the Company shall pay the
              ------
Employee an annual base salary, payable in accordance with the Company's normal payroll practice, subject to withholding and other applicable taxes, at the annualized rate of $80,000 per year. The Employee's salary shall be subject to review on an annual basis by senior management of the Company; provided, however, that in no event shall the Employee's base salary be decreased.

          (b) Additional Benefits.  The Employee shall be entitled to
              -------------------
participate in all benefit programs that the Company establishes and makes available to its employees generally, if any, to the extent that Employee's position, venue, tenure, salary, age, health and other qualifications make her eligible to participate.

     5.   Expenses.  The Employee shall be reimbursed by the Company for all
          --------
actual and reasonable expenses incurred by her in connection with the performance of her duties hereunder, subject to any policy with respect thereto imposed by the Company from time to time.

     6.   Non-Competition and Non-Solicitation.
          ------------------------------------

          (a) The Employee recognizes that her willingness to enter into the restrictive covenants contained in this Section 6 was a critical condition precedent to the Company's willingness to enter into and perform under this Agreement. The Employee also acknowledges that the restrictions contained in this Section 6 will not materially or unreasonably interfere with the Employee's ability to earn a living, and that such restrictions are necessary to protect the legitimate business interests of the Company.

          (b) The Employee agrees that during the Non-Competition Period (as defined below) she will not in any capacity, either separately, jointly or in association with others, directly or indirectly, as an officer, director, consultant, agent, employee, owner, partner, joint venturer, distributor, dealer, representative, stockholder, investor, lender or otherwise, engage or have a financial interest in any business which competes with the Company or with any affiliate of the Company (excepting only the ownership of not more than 1% of the outstanding securities of any class listed on an exchange or regularly traded in the over-the-counter market). An entity shall be deemed to compete with the Company or one of the Company's affiliates as of a particular time if the entity then produces, distributes or markets any product or service which is competitive with, and may be purchased in replacement or substitution of, any product or service which was being distributed or marketed by the Company or such affiliate during the Employment Term, and which is then still being marketed or distributed by the Company or such affiliate or which the Company or such affiliate was considering marketing or distributing during the Employment Term. The Company or its affiliate shall be deemed to be considering marketing or distributing a product or service as of a particular date only if the Company or such affiliate intends to market or distribute such product or service within two years of such date. The "Non-
                                                                       ----
Competition Period" is (a) the period during which the Employee is employed by
------------------
the Company, whether or not pursuant to this Agreement, plus (b) a period of two years thereafter.

          (c) The Employee further agrees that during the Non-Competition Period she will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit, divert or take away, attempt to take away or otherwise contact any of the Company's clients, customers, accounts, distributors, dealers or representatives as shown by the Company's records, that were clients, customers, prospective clients or customers, accounts, distributors, dealers or representatives of the Company at any time during the two years immediately preceding the date of termination of the Employee's employment by the Company if such solicitation or contact is for the specific purpose of selling products or services that compete with any products or services that the Company has available for sale to its clients, customers, accounts, distributors, dealers or representatives or prospects. The Employee further agrees that during the Non-Competition Period she will not in any capacity, either separately, jointly or in association with others, directly or indirectly, recruit, solicit or hire any employee or consultant of the Company or induce or attempt to induce any employee or consultant of the Company to terminate his or her employment or consultancy with, or otherwise cease his or her relationship with, the Company. For purposes of this Agreement, "prospective clients or customers" shall mean any person, school, college, university or entity that the Company has actively solicited with respect to the Company's consulting services or corporate education programs during the term of the Employee's employment with the Company, whether or not such employment is pursuant to this Agreement.

          (d) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law. The Employee expressly agrees that breach of the foregoing would result in irreparable injuries to the Company, that the remedy at law for any such breach will be inadequate and that upon any breach of this provision, the Company, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to the Company. The parties hereto intend that these non-competition and non-solicitation provisions shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. For purposes of this Section 6 and Section 7, the "Company" refers to the Company and any subsidiaries of the Company.

     7.   Secret Processes and Confidential Information.
          ---------------------------------------------

          (a) For the Employment Term and thereafter, (i) the Employee will not divulge, directly or indirectly, other than in the regular and proper course of business of the Company or as required by law, any confidential knowledge or information with respect to the business, operation or finances of the Company, including without limitation, inventions, products, machinery, processes, methods, techniques, compositions, projects, developments, plans, financial data, personnel data, computer programs and customer and supplier lists (collectively, "Confidential Information"), and (ii) the Employee will not use,
                ------------------------
directly or indirectly, any Confidential Information for the benefit of anyone other than the Company; provided, however, that the Employee has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become generally available to the public other than through disclosure by the Employee or which is received by the Employee from a third party who has the lawful right to make such disclosure without restriction. The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, program listings or other written, photographic, or other tangible material containing Confidential Information, whether created by the Employee or others, which shall come into her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of her duties for the Company.

          (b) All new processes, techniques, know-how, inventions, improvements, discoveries, methods, plans, products, works of authorship, patents and devices developed, made or invented by the Employee, alone or with others, whether patentable or not, while an employee of the Company (collectively, the "Developments"), shall become and be the sole property of the Company unless
-------------
released in writing by the Company. The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. In addition, the Employee agrees to cooperate fully with the Company, both during and after her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee also hereby waives all claims to moral rights in any Development.

          (c) Notwithstanding the foregoing, if the Employee is required to disclose or divulge Confidential Information pursuant to any subpoena or other judicial process she will promptly so notify the Company, and if so requested by the Company, will assist the Company in seeking a protective order with respect thereto. If the

Company cannot or chooses not to obtain such a protective order, the Employee will divulge only such Confidential Information as she is advised by her counsel is required to be disclosed, and will use her best efforts to ensure that the balance of such Confidential Information will be kept confidential.

     8.   Termination.
          -----------

          (a) Termination at End of Term. The employment of the Employee
              --------------------------
hereunder shall terminate at the end of the Employment Term, at which time the Employee may become an employee-at-will of the Company upon the mutual agreement of the Employee and the Company.

          (b) Termination by the Company With Cause.  The Company shall have the
              -------------------------------------
right at any time to terminate the Employee's employment hereunder by written notice upon the occurrence of any of the following (any such termination being referred to as a termination for "Cause"):
                                  -----

          (i) the commission by the Employee of any deliberate and premeditated act, or any gross negligence in the performance of her duties, that materially and adversely affects the business, financial condition or results of operations of the Company;

          (ii) Employee's habitual drunkenness, use of illegal substances or drugs or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace;

          (iii) the conviction by the Employee of a felony;

          (iv) the wilful failure or refusal of the Employee to perform her duties hereunder, which failure or refusal continues for 30 days after written notice thereof from the Company to the Employee; or

          (v) the breach by the Employee of any terms of this Agreement, which breach continues for 30 days subsequent to written notice from the Company to the Employee of the breach.

          (c) Termination by Company for Death or Disability.  The Company shall
              ----------------------------------------------
have the right at any time to terminate the Employee's employment hereunder by 30 days' written notice upon the Employee's inability to perform her duties hereunder by reason of any mental, physical or other disability for a period of at least six consecutive months (referred to herein as a "disability"), as
                                                          ----------
determined by an independent physician. The Employee's employment hereunder shall also terminate upon the death of the Employee.

          (d) Termination by Company without Cause.  The Company shall have the
              ------------------------------------
right at any time by 30 days' written notice to Employee to terminate the Employee's employment for any other reason without Cause.

          (e) Termination by Employee for Good Reason.  The Employee shall have
              ---------------------------------------
the right at any time to terminate the Employee's employment hereunder by written notice to the Company upon the occurrence of any of the following events, which event continues for 30 days subsequent to such notice:

          (i) a material reduction of the Employee's duties, responsibilities and authority from those described in Section 1;

          (ii) a required relocation of the Employee to a principal place of business more than 100 miles from the Employee's principal place of business on the date of this Agreement; or

          (iii) the breach by the Company of a material term of this Agreement.

     9.   Effect of Termination of Employment.
          -----------------------------------

          (a) With Cause.  If the Employee's employment is terminated with Cause
              ----------
(pursuant to Section 8(b)), all compensation and benefits shall cease at the time of such termination; provided, however, that the Employee shall be entitled to continue to participate in the Company's medical benefit plans, at her own expense, to the extent required by law.

          (b) Death or Disability.  If the Employee's employment is terminated
              -------------------
by the death or disability of the Employee (pursuant to Section 8(c)), all compensation and benefits shall cease at the time of such death or disability; provided, however, that the Employee or, in the event of the death of the Employee, the Employee's estate, shall be entitled to continue to participate in the Company's medical benefit plans, at her expense or the expense of her estate, to the extent required by law.

          (c) Without Cause or For Good Reason.  If the Employee's employment is
              --------------------------------
terminated by the Company without Cause (pursuant to Section 8(d)) or for Good Reason (pursuant to Section 8(e)), then the Employee shall be entitled to the following benefits in complete discharge of the Company's obligations hereunder:

          (i) the Employee's salary specified in Section 4(a) shall continue to be paid for the duration of the Employment Term; and

          (ii) the Employee's additional benefits specified in Section 4(b) shall terminate at the time of such termination; provided, however, that the Employee shall be entitled to participate in the Company's medical benefit plans, at the Company's expense, for the duration of the Employment Term.

          (d) Survival.  The provisions of Sections 6 and 7 of this Agreement
              --------
shall survive the termination of the Employee's employment and the termination of this Agreement.

     10.  Insurance.  The Company may purchase insurance on the life of the
          ---------
Employee, and if it does so, the Employee shall cooperate fully by performing all the requirements of the life insurer which are necessary conditions precedent to the issuance of the life insurance policy issued by it. Notwithstanding the foregoing, if at the time of termination for any reason (other than death), the Company is maintaining a life insurance policy on the Employee which has a cash surrender value, then to the extent permitted under such policy the Employee may purchase such policy from the Company by paying to the Company the cash surrender value thereof.

     11.  Notice.  Any notices required or permitted hereunder shall be in
          ------
writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the addresses set forth above or to such other addresses as the parties may hereafter give notice provided herein.

     12.  General.
          -------

          (a) Prior Agreements.  This Agreement supersedes and replaces all
              ----------------
prior agreements between the Company and the Employee, whether written or oral, relating to her employment by the Company.

          (b) Governing Law.  The terms of this Agreement shall be governed by
              -------------
the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

          (c) Assignability.  The Employee may not assign her interest in or
              -------------
delegate her duties under this Agreement. The covenants and obligations of the Employee hereunder shall redound to the benefit of the Company's successors and assigns.

          (d) Binding Effect.  This Agreement shall be binding upon and inure to
              --------------
the benefit of the Company, its successors and assigns.

          (e) Entire Agreement;  Modification.  This Agreement constitutes the
              -------------------------------
entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

          (f) Duration.  Notwithstanding the term of employment hereunder, this
              --------
Agreement shall continue for so long as any obligations remain under this Agreement.

          (g) Specific Performance.  The Employee acknowledges that a breach of
              --------------------
this Agreement by the Employee will cause irreparable injury to the Company, that the Company's remedies at law will be inadequate in case of any such breach, and that the Company will be entitled to preliminary injunctive relief in case of any such breach.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.


                                    LINKAGE, INC.



                                    By:_________________________________
                                    Name:
                                    Title:

                                    EMPLOYEE



                                    ____________________________________
                                    Susanne W. High

                                                                       EXHIBIT D


                      TERRY L. MALEY EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

     This Agreement is made as of the 7th day of August, 1998 between Linkage, Inc, a Massachusetts corporation with its principal offices at One Forbes Road, Lexington, Massachusetts 02173 (the "Company"), and Terry L. Maley, an
                                     -------
individual residing at 1873 Amber Lane, Carrollton, Texas 75007 (the

"Employee").
 --------


                                    RECITALS
                                    --------

     The Company desires to employ the Employee and the Employee desires to be employed by the Company upon the terms and conditions hereinafter set forth.


                                  WITNESSETH:
                                  ----------

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1.   Employment.  The Company hereby employs the Employee in such position
          ----------
and capacity as the Employee and the Company shall from time to time determine, and the Employee accepts such employment for the term of employment specified in
Section 3 below (the "Employment Term").  During the Employment Term, the
                      ---------------
Employee shall have the duties, responsibilities and authority as are delegated to him by the Company; provided, however, that during the Employment Term such duties shall include providing instruction for mainframe classes and courseware modification.

     2.   Performance.  The Employee agrees to devote his best efforts and all
          -----------
of his business time to the performance of his duties hereunder during the Employment Term.

     3.   Employment Term.  The Employment Term shall begin on the date of this
          ---------------
Agreement and continue until December 31, 2000, unless earlier terminated pursuant to Section 8.

     4.   Compensation.
          ------------

          (a) Salary.  During the Employment Term, the Company shall pay the
              ------
Employee an annual base salary, payable in accordance with the Company's normal payroll practice, subject to withholding and other applicable taxes, at the annualized rate of $90,000 per year. The Employee's salary shall be subject to review on an annual basis by senior management of the Company; provided, however, that in no event shall the Employee's base salary be decreased.


          (b) Additional Benefits.  The Employee shall be entitled to
              -------------------
participate in all benefit programs that the Company establishes and makes available to its employees generally, if any, to the extent that Employee's position, venue, tenure, salary, age, health and other qualifications make him eligible to participate.

     5.   Expenses.  The Employee shall be reimbursed by the Company for all
          --------
actual and reasonable expenses incurred by him in connection with the performance of his duties hereunder, subject to any policy with respect thereto imposed by the Company from time to time.

     6.   Non-Competition and Non-Solicitation.
          ------------------------------------

          (a) The Employee recognizes that his willingness to enter into the restrictive covenants contained in this Section 6 was a critical condition precedent to the Company's willingness to enter into and perform under this Agreement. The Employee also acknowledges that the restrictions contained in this Section 6 will not materially or unreasonably interfere with the Employee's ability to earn a living, and that such restrictions are necessary to protect the legitimate business interests of the Company.

          (b) The Employee agrees that during the Non-Competition Period (as defined below) he will not in any capacity, either separately, jointly or in association with others, directly or indirectly, as an officer, director, consultant, agent, employee, owner, partner, joint venturer, distributor, dealer, representative, stockholder, investor, lender or otherwise, engage or have a financial interest in any business which competes with the Company or with any affiliate of the Company (excepting only the ownership of not more than 1% of the outstanding securities of any class listed on an exchange or regularly traded in the over-the-counter market). An entity shall be deemed to compete with the Company or one of the Company's affiliates as of a particular time if the entity then produces, distributes or markets any product or service which is competitive with, and may be purchased in replacement or substitution of, any product or service which was being distributed or marketed by the Company or such affiliate during the Employment Term, and which is then still being marketed or distributed by the Company or such affiliate or which the Company or such affiliate was considering marketing or distributing during the Employment Term. The Company or its affiliate shall be deemed to be considering marketing or distributing a product or service as of a particular date only if the Company or such affiliate intends to market or distribute such product or service within two years of such date. The "Non-Competition Period" is (a) the period during
                              ----------------------
which the Employee is employed by the Company, whether or not pursuant to this Agreement, plus (b) a period of two years thereafter.

          (c) The Employee further agrees that during the Non-Competition Period he will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit, divert or take away, attempt to take away or otherwise contact any of the Company's clients, customers, accounts, distributors, dealers or representatives as shown by the Company's records, that were clients, customers, prospective clients or customers, accounts, distributors, dealers or representatives of the Company at any time during the two years immediately preceding the date of termination of the Employee's employment by the Company if such solicitation or contact is for the specific purpose of selling products or services that compete with any products or services that the Company has available for sale to its clients, customers, accounts, distributors, dealers or representatives or prospects. The Employee further agrees that during the Non-Competition Period he will not in any capacity, either separately, jointly or in association with others, directly or indirectly, recruit, solicit or hire any employee or consultant of the Company or induce or attempt to induce any employee or consultant of the Company to terminate his or her employment or consultancy with, or otherwise cease his or her relationship with, the Company. For purposes of this Agreement, "prospective clients or customers" shall mean any person, school, college, university or entity that the Company has actively solicited with respect to the Company's consulting services or corporate education programs during the term of the Employee's employment with the Company, whether or not such employment is pursuant to this Agreement.

          (d) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law. The Employee expressly agrees that breach of the foregoing would result in irreparable injuries to the Company, that the remedy at law for any such breach will be inadequate and that upon any breach of this provision, the Company, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to the Company. The parties hereto intend that these non-competition and non-solicitation provisions shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. For purposes of this Section 6 and Section 7, the "Company" refers to the Company and any subsidiaries of the Company.

     7.   Secret Processes and Confidential Information.
          ---------------------------------------------

          (a) For the Employment Term and thereafter, (i) the Employee will not divulge, directly or indirectly, other than in the regular and proper course of business of the Company or as required by law, any confidential knowledge or information with respect to the business, operation or finances of the Company, including without limitation, inventions, products, machinery, processes, methods, techniques, compositions, projects, developments, plans, financial data, personnel data, computer programs and customer and supplier lists (collectively, "Confidential Information"), and (ii) the Employee will not use,
                ------------------------
directly or indirectly, any Confidential Information for the benefit of anyone other than the Company; provided, however, that the Employee has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become generally available to the public other than through disclosure by the Employee or which is received by the Employee from a third party who has the lawful right to make such disclosure without restriction. The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, program listings or other written, photographic, or other tangible material containing Confidential Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company.

          (b) All new processes, techniques, know-how, inventions, improvements, discoveries, methods, plans, products, works of authorship, patents and devices developed, made or invented by the Employee, alone or with others, whether patentable or not, while an employee of the Company (collectively, the

"Developments"), shall become and be the sole property of the Company unless
-------------
released in writing by the Company. The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. In addition, the Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee also hereby waives all claims to moral rights in any Development.

          (c) Notwithstanding the foregoing, if the Employee is required to disclose or divulge Confidential Information pursuant to any subpoena or other judicial process he will promptly so notify the Company, and if so requested by the Company, will assist the Company in seeking a protective order with respect thereto. If the

Company cannot or chooses not to obtain such a protective order, the Employee will divulge only such Confidential Information as he is advised by his counsel is required to be disclosed, and will use his best efforts to ensure that the balance of such Confidential Information will be kept confidential.

     8.   Termination.
          -----------

          (a) Termination at End of Term. The employment of the Employee
              --------------------------
hereunder shall terminate at the end of the Employment Term, at which time the Employee may become an employee-at-will of the Company upon the mutual agreement of the Employee and the Company.

          (b) Termination by the Company With Cause.  The Company shall have the
              -------------------------------------
right at any time to terminate the Employee's employment hereunder by written notice upon the occurrence of any of the following (any such termination being referred to as a termination for "Cause"):
                                  -----

          (i) the commission by the Employee of any deliberate and premeditated act, or any gross negligence in the performance of his duties, that materially and adversely affects the business, financial condition or results of operations of the Company;

          (ii) Employee's habitual drunkenness, use of illegal substances or drugs or the use, possession, distribution or being under the influence of alcohol or illegal substances or drugs in the workplace;

          (iii) the conviction by the Employee of a felony;

          (iv) the wilful failure or refusal of the Employee to perform his duties hereunder, which failure or refusal continues for 30 days after written notice thereof from the Company to the Employee; or

          (v) the breach by the Employee of any terms of this Agreement, which breach continues for 30 days subsequent to written notice from the Company to the Employee of the breach.

          (c) Termination by Company for Death or Disability.  The Company shall
              ----------------------------------------------
have the right at any time to terminate the Employee's employment hereunder by 30 days' written notice upon the Employee's inability to perform his duties hereunder by reason of any mental, physical or other disability for a period of at least six consecutive months (referred to herein as a "disability"), as
                                                          ----------
determined by an independent physician. The Employee's employment hereunder shall also terminate upon the death of the Employee.

          (d) Termination by Company without Cause.  The Company shall have the
              ------------------------------------
right at any time by 30 days' written notice to Employee to terminate the Employee's employment for any other reason without Cause.

          (e) Termination by Employee for Good Reason.  The Employee shall have
              ---------------------------------------
the right at any time to terminate the Employee's employment hereunder by written notice to the Company upon the occurrence of any of the following events, which event continues for 30 days subsequent to such notice:

          (i) a material reduction of the Employee's duties, responsibilities and authority from those described in Section 1;

          (ii) a required relocation of the Employee to a principal place of business more than 100 miles from the Employee's principal place of business on the date of this Agreement; or

          (iii) the breach by the Company of a material term of this Agreement.

     9.   Effect of Termination of Employment.
          -----------------------------------

          (a) With Cause.  If the Employee's employment is terminated with Cause
              ----------
(pursuant to Section 8(b)), all compensation and benefits shall cease at the time of such termination; provided, however, that the Employee shall be entitled to continue to participate in the Company's medical benefit plans, at his own expense, to the extent required by law.

          (b) Death or Disability.  If the Employee's employment is terminated
              -------------------
by the death or disability of the Employee (pursuant to Section 8(c)), all compensation and benefits shall cease at the time of such death or disability; provided, however, that the Employee or, in the event of the death of the Employee, the Employee's estate, shall be entitled to continue to participate in the Company's medical benefit plans, at his expense or the expense of his estate, to the extent required by law.

          (c) Without Cause or For Good Reason.  If the Employee's employment is
              --------------------------------
terminated by the Company without Cause (pursuant to Section 8(d)) or for Good Reason (pursuant to Section 8(e)), then the Employee shall be entitled to the following benefits in complete discharge of the Company's obligations hereunder:

          (i) the Employee's salary specified in Section 4(a) shall continue to be paid for the duration of the Employment Term; and

          (ii) the Employee's additional benefits specified in Section 4(b) shall terminate at the time of such termination; provided, however, that the Employee shall be entitled to participate in the Company's medical benefit plans, at the Company's expense, for the duration of the Employment Term.

          (d) Survival.  The provisions of Sections 6 and 7 of this Agreement
              --------
shall survive the termination of the Employee's employment and the termination of this Agreement.

     10.  Insurance.  The Company may purchase insurance on the life of the
          ---------
Employee, and if it does so, the Employee shall cooperate fully by performing all the requirements of the life insurer which are necessary conditions precedent to the issuance of the life insurance policy issued by it. Notwithstanding the foregoing, if at the time of termination for any reason (other than death), the Company is maintaining a life insurance policy on the Employee which has a cash surrender value, then to the extent permitted under such policy the Employee may purchase such policy from the Company by paying to the Company the cash surrender value thereof.

     11.  Notice.  Any notices required or permitted hereunder shall be in
          ------
writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the addresses set forth above or to such other addresses as the parties may hereafter give notice provided herein.

     12.  General.
          -------

          (a) Prior Agreements.  This Agreement supersedes and replaces all
              ----------------
prior agreements between the Company and the Employee, whether written or oral, relating to his employment by the Company.

          (b) Governing Law.  The terms of this Agreement shall be governed by
              -------------
the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

          (c) Assignability.  The Employee may not assign his interest in or
              -------------
delegate his duties under this Agreement. The covenants and obligations of the Employee hereunder shall redound to the benefit of the Company's successors and assigns.

          (d) Binding Effect.  This Agreement shall be binding upon and inure to
              --------------
the benefit of the Company, its successors and assigns.

          (e) Entire Agreement;  Modification.  This Agreement constitutes the
              -------------------------------
entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

          (f) Duration.  Notwithstanding the term of employment hereunder, this
              --------
Agreement shall continue for so long as any obligations remain under this Agreement.

          (g) Specific Performance.  The Employee acknowledges that a breach of
              --------------------
this Agreement by the Employee will cause irreparable injury to the Company, that the Company's remedies at law will be inadequate in case of any such breach, and that the Company will be entitled to preliminary injunctive relief in case of any such breach.


     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.


                                    LINKAGE, INC.



                                    By:_________________________________
                                    Name:
                                    Title:

                                    EMPLOYEE



                                    ____________________________________
                                    Terry L. Maley

                                                                       EXHIBIT E


              1999 INCENTIVE PLAN FOR HIGH TECHNOLOGIES' EMPLOYEES


     1.   Potential Establishment of a Bonus Pool.  The Buyer shall establish a
          ---------------------------------------
"Bonus Pool" for the Company's employees equal to 20% of the Company's unaudited
 ----------
earnings before income and taxes for the 1999 calendar year ("EBIT"), but only
                                                              ----
if EBIT divided by net revenues of the Company equals at least 15%. If EBIT divided by net revenues of the Company equals less than 15%, then the Buyer shall have no obligation to establish a Bonus Pool or make any distributions pursuant to paragraph 2 below.

     2.   Potential Bonus Payments From the Bonus Pool.  If the Buyer
          --------------------------------------------
establishes a Bonus Pool pursuant to paragraph 1 above, it shall make payments from such Bonus Pool directly to employees of the Company (the "Bonus
                                                                -----
Recipients") in accordance with the written instructions of Richard L. High, who shall solely decide upon the identity of the Bonus Recipients and the appropriate allocations in light of his evaluation of each Bonus Recipient. The parties agree and acknowledge that the amount of the payments that the Buyer delivers to the Bonus Recipients shall collectively equal and not exceed the amount of the Bonus Pool. The Buyer shall deliver such payments to the Bonus Recipients within fifteen (15) days of the later to occur of the determination of EBIT and receipt of the written instructions from Mr. High.

     The parties agree and acknowledge that the 1999 Incentive Plan for High Technologies' Employees shall be in effect for the 1999 calendar year only.